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                   [LETTERHEAD OF SIMPSON THACHER & BARTLETT]





          `                                January 25, 2002



                   RE: Issuance and Sale of Capital Securities
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J.P. Morgan Chase & Co.
270 Park Avenue
New York, NY  10017

J.P. Morgan Chase Capital X
270 Park Avenue
New York, NY  10017


Ladies and Gentlemen:

     We have acted as tax counsel ("Tax Counsel") to J.P. Morgan Chase & Co., a Delaware corporation (the "Company"), and J.P. Morgan Chase Capital X, a statutory business trust created under the laws of the State of Delaware (the "Trust"), in connection with the preparation and filing by the Company and the Trust with the Securities and Exchange Commission (the "Commission") of the Prospectus Supplement dated January 25, 2002 to the Prospectus dated January 25, 2002 (together, the "Prospectus"), which formed a part of the Registration Statement on Form S-3 (as amended, the "Registration Statement") under the Securities Act of 1933, as amended, with respect to (i) the issuance and sale of the Junior Subordinated Deferrable Interest Debentures (the "Subordinated Debentures") by the Company pursuant to the Indenture (the "Indenture") between the Company and The Bank of New York, as trustee (in such capacity, the "Debenture Trustee"); and (ii) the issuance and sale of the Trust Preferred Securities (the "Capital Securities") and Common Securities


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J.P. Morgan Chase & Co.                  -2-                    January 25, 2002


(the "Common Securities", and together, the "Trust Securities") pursuant to the Amended and Restated Trust Agreement (the "Trust Agreement") among the Company, as sponsor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and the Administrative Trustees named therein, in the form filed as an exhibit to the Registration Statement. The Capital Securities will be offered for sale to investors pursuant to the Registration Statement.

     The Trust Securities are guaranteed by the Company with respect to the payment of distributions and payments upon liquidation, redemption and otherwise pursuant to, and to the extent set forth in, the Guarantee Agreement ("the Guarantee"), between the Company and The Bank of New York, as trustee (in such capacity, the "Guarantee Trustee") for the benefit of the holders of the Trust Securities, in the form filed as an exhibit to the Registration Statement.

     All capitalized terms used in this opinion letter and not otherwise defined herein shall have the meaning ascribed to such terms in the Registration Statement.

     In delivering this opinion letter, we have reviewed and relied upon: (i) the Registration Statement; (ii) a form of the Indenture; (iii) a form of the Subordinated Debenture; (iv) a form of the Trust Agreement; (v) a form of the Guarantee; (vi) forms of the Trust Securities, in the case of each "form", as such form was filed as an exhibit to the Registration Statement; and (vii) certain representations made to us by the Company. We also have examined and relied upon originals, or duplicates or certified or conformed copies, of such records of the Company and the Trust and such other documents, certificates and

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J.P. Morgan Chase & Co.                  -3-                    January 25, 2002


records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

     In our examination of such material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies of documents submitted to us. In addition, we also have assumed that the transaction related to the issuance of the Subordinated Debentures and the Trust Securities will be consummated in accordance with the terms of the documents and forms of documents described herein.

     On the basis of the foregoing and assuming that the Trust was formed and will be maintained in compliance with the terms of the Trust Agreement, we hereby confirm our opinion set forth in the Prospectus under the caption "Certain United States Federal Income Tax Consequences".

     We express no opinion with respect to the transactions referred to herein or in the Prospectus other than as expressly set forth herein. Moreover, we note that there is no authority directly on point dealing with securities such as the Capital Securities or transactions of the type described herein and that our opinion is not binding on the Internal Revenue Service or the courts, either of which could take a contrary position. Nevertheless, we believe that the opinion expressed in the Prospectus, if challenged, would be sustained by a court with jurisdiction in a properly presented case.

     Our opinion is based upon the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder and other relevant authorities and law, all as in effect on the date hereof. Consequently, future changes in the law may cause the tax


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J.P. Morgan Chase & Co.                  -4-                    January 25, 2002


treatment of the transactions referred to herein to be materially different from that described above.

     We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.

     We hereby consent to the use of our name in the Registration Statement under the caption "Certain United States Federal Income Tax Consequences" and "Validity of Securities".


                                                 Very truly yours,



                                                 /s/ Simpson Thacher & Bartlett


                                                 SIMPSON THACHER & BARTLETT